BROADVISION, INC.

SEVERANCE BENEFIT PLAN

Section 1.  Introduction.

The BroadVision, Inc. Severance Benefit Plan (the "Plan") was established effective March 26, 2007. The purpose of the Plan is to provide for the payment of severance benefits to certain eligible employees of BroadVision, Inc. (the "Company") whose employment with the Company is involuntarily terminated. This Plan shall supersede any severance benefit plan, policy or practice previously maintained by the Company, except for any local plan that is specifically designated for a certain subsidiary or country. This Plan document also is the Summary Plan Description for the Plan.

Section 2.  Eligibility For Benefits.

(a)  General Rules. Subject to the requirements set forth in this Section, the Company will grant severance benefits under the Plan to Eligible Employees.

(i)   Definition of "Eligible Employee." For purposes of this Plan, an "Eligible Employee" is a regular, full-time hire employee of the Company meeting all of the following requirements:

(1)      the employee has been continuously employed by the Company for a period of one (1) year or more;

(2)      the employee's employment is terminated by the Company pursuant to (i) an Involuntary Termination Without Cause or (ii) Constructive Termination within one (1) month prior to or twenty-four (24) months following a Change of Control; and

(3)      the employee is notified by the Company in writing that he or she is eligible for participation in the Plan ("Notification"). Notification will include details of the level(s) of participation applicable to the Eligible Employee.

The determination of whether an employee is an Eligible Employee shall be made by the Company, in its sole discretion, and such determination shall be binding and conclusive on all persons.

(ii)  Definition of "Involuntary Termination Without Cause." For purposes of this Plan, an "Involuntary Termination Without Cause" means an Eligible Employee's involuntary termination of employment by the Company for a reason other than Cause. "Cause" means the occurrence of any one or more of the following:

(1)  the Eligible Employee's conviction of, or plea of no contest with respect to, any crime involving fraud, dishonesty or moral turpitude;

(2)  the Eligible Employee's attempted commission of or participation in a fraud or act of dishonesty against the Company that results in (or might have reasonably resulted in) material harm to the business of the Company;

(3)  the Eligible Employee's intentional, material violation of any contract or agreement between the Eligible Employee and the Company or any statutory duty the Eligible Employee owes to the Company;

(4)  the Eligible Employee's conduct that constitutes gross misconduct, insubordination, incompetence or habitual neglect of duties and that results in (or might have reasonably resulted in) material harm to the business of the Company; or

(5)  the Eligible Employee's persistent unsatisfactory performance of his or her job duties.

The conduct described under clause (3), (4) or (5) above will only constitute Cause if such conduct is not cured within fifteen (15) days after the Eligible Employee's receipt of written notice from the Company or the Board specifying the particulars of the conduct that may constitute Cause.

(iii)     Definition of Change of Control. "Change of Control" means the occurrence in a single transaction or in a series of related transactions of any one or more of the following events.

(1)  any person (within the meaning of Section 13(d) or 14(d) of the Exchange Act of 1934, as amended (the "Exchange Act") becomes the owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company's then outstanding securities other than by virtue of a merger, consolidation or similar transaction; provided, however, that there shall be excluded from the foregoing any person who owns, as of the effective date of the Plan, securities of the Company representing more than fifteen percent (15%) of the combined voting power of the Company's then outstanding securities;

(2)  there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not own, directly or indirectly, outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving entity in such merger, consolidation or similar transaction or more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving entity in such merger, consolidation or similar transaction;

(3)  the stockholders of the Company approve or the Board of Directors approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company shall otherwise occur; or

(4)  there is consummated a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its subsidiaries to an entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale, lease, license or other disposition.

Once a Change of Control has occurred for purposes of this Plan, no future events will constitute a Change of Control for purposes of this Plan.

(iv)  Definition of Constructive Termination"Constructive Termination" means a termination of employment by an Eligible Employee after one of the following occurs without the Eligible Employee's express written consent:

(1)  Following a Change of Control, a substantial reduction in the Eligible Employee's duties or responsibilities (and not simply a change in title or reporting relationships) in effect immediately prior to the effective date of the Change of Control; provided, however, that it shall not be a "Constructive Termination" if the Company is retained as a separate legal entity or business unit following the effective date of the Change of Control and the Eligible Employee holds the same position in such legal entity or business unit as the Eligible Employee held before the effective date of the Change of Control;

(2)  Following a Change of Control, a material reduction by the Company in the Eligible Employee's annual base salary, as in effect on the effective date of the Change of Control or as increased thereafter;

(3)  Following a Change of Control, any failure by the Company to continue in effect any benefit plan or program, including incentive plans or plans with respect to the receipt of securities of the Company, in which the Eligible Employee was participating immediately prior to the effective date of the Change of Control (hereinafter referred to as "Benefit Plans"), or the taking of any action by the Company that would adversely affect the Eligible Employee's participation in or reduce the Eligible Employee's benefits under the Benefit Plans or deprive the Eligible Employee of any fringe benefit that he or she enjoyed immediately prior to the effective date of the Change of Control; provided, however, that a Constructive Termination shall not be deemed to have occurred if the Company provides for the Eligible Employee's participation in benefit plans and programs that, taken as a whole, are comparable to the Benefit Plans;

(4)  Following a Change of Control, a relocation of the Eligible Employee's business office to a location more than fifty (50) miles from the location at which the Eligible Employee performed his or her duties as of the effective date of the Change of Control, except for required travel by the Eligible Employee on the Company's business to an extent substantially consistent with his or her business travel obligations prior to the effective date of the Change of Control; or

(5)  a material breach by the Company of any provision of any material agreement between the Eligible Employee and the Company concerning the terms and conditions of the Eligible Employee's employment.

(b)  Additional Requirements for Benefit Entitlement. In order to be eligible to receive benefits under the Plan, an Eligible Employee must (i) remain on the job until his or her date of termination as scheduled by the Company and (ii) must execute a general waiver and release in substantially the form attached hereto as Exhibit A, Exhibit B or Exhibit C, as appropriate, and such release must become effective in accordance with its terms. The Company, in its discretion, may modify the form of the required release to comply with applicable law and shall determine the form of the required release, which may be incorporated into a termination agreement or other agreement with the Eligible Employee.

(c)  Exceptions to Benefit Entitlement. An employee, including an employee who otherwise is an Eligible Employee, will not receive benefits under the Plan (or will receive reduced benefits under the Plan) in the following circumstances, as determined by the Company in its sole discretion:

(i)   The employee has executed an individually negotiated employment contract or agreement with the Company relating to severance benefits that is in effect on his or her termination date, in which case such employee's severance benefit, if any, shall be governed by the terms of such individually negotiated employment contract or agreement and shall be governed by this Plan only to the extent that the reduction pursuant to Section 3(c) below does not entirely eliminate benefits under this Plan.

(ii)  The employee is eligible for benefits pursuant to a local plan that supersedes the Plan and that is specifically designated for a certain subsidiary or country.

(iii)     The employee is employed in a country whose laws or statutory labor requirements govern employee termination.

(iv)      The employee voluntarily terminates employment with the Company (other than pursuant to a Constructive Termination). Voluntary terminations include, but are not limited to, resignation, retirement or failure to return from a leave of absence on the scheduled date.

(v)  The employee voluntarily terminates employment with the Company in order to accept employment with another entity that is wholly or partly owned (directly or indirectly) by the Company.

(vi)  The employee is offered an identical or substantially equivalent or comparable position with the Company. For purposes of the foregoing, a "substantially equivalent or comparable position" is one that offers the employee substantially the same level of responsibility and compensation.

(vii)     The employee is offered immediate reemployment by a successor to the Company or by a purchaser of its assets, as the case may be, following a change in ownership of the Company or a sale of substantially all of the assets of a division or business unit of the Company. For purposes of the foregoing, "immediate reemployment" means that the employee's employment with the successor to the Company or the purchaser of its assets, as the case may be, results in uninterrupted employment such that the employee does not incur a lapse in pay as a result of the change in ownership of the Company or the sale of its assets.

(viii)    The employee is rehired by the Company prior to the date benefits under the Plan are scheduled to commence.

Section 3.  Amount Of Benefit.

(a)  Severance Benefits. Severance benefits under the Plan, if any, shall be provided to Eligible Employees described in Section 2 in the amount provided in Appendix 1, as such Appendix 1 may be revised by the Company, in its sole discretion, from time to time.

(b)  Additional Benefits. Notwithstanding the foregoing, the Company may, in its sole discretion, provide benefits in addition to those pursuant to Section 3(a) to Eligible Employees or employees who are not Eligible Employees ("Non-Eligible Employees") chosen by the Company, in its sole discretion, and the provision of any such benefits to an Eligible Employee or a Non-Eligible Employee shall in no way obligate the Company to provide such benefits to any other Eligible Employee or to any other Non-Eligible Employee, even if similarly situated. If benefits under the Plan are provided to a Non-Eligible Employee, references in the Plan to "Eligible Employee" (with the exception of Section 3(a)) shall be deemed to refer to such Non-Eligible Employee.

(c)  Certain Reductions. The Company, in its sole discretion, shall have the authority to reduce an Eligible Employee's severance benefits, in whole or in part, by any other severance benefits, pay in lieu of notice, or other similar benefits payable to the Eligible Employee by the Company that become payable in connection with the Eligible Employee's termination of employment pursuant to (i) any applicable legal requirement, including, without limitation, the Worker Adjustment and Retraining Notification Act (the "WARN Act"), (ii) a written employment or severance agreement with the Company, or (iii) any Company policy or practice providing for the Eligible Employee to remain on the payroll for a limited period of time after being given notice of the termination of the Eligible Employee's employment. The benefits provided under this Plan are intended to satisfy, in whole or in part, any and all statutory obligations that may arise out of an Eligible Employee's termination of employment, and the Plan Administrator shall so construe and implement the terms of the Plan. The Company's decision to apply such reductions to the severance benefits of one Eligible Employee and the amount of such reductions shall in no way obligate the Company to apply the same reductions in the same amounts to the severance benefits of any other Eligible Employee, even if similarly situated. In the Company's sole discretion, such reductions may be applied on a retroactive basis, with severance benefits previously paid being recharacterized as payments pursuant to the Company's statutory obligation.

In addition to the foregoing reductions, if an Eligible Employee becomes employed by an entity other than the Company during the period of time in respect of which severance benefits pursuant to Sections 3(a) and 3(b) are paid, the Eligible Employee must notify the Company in writing immediately. Following receipt of such notification, the Company will reduce such Eligible Employee's unpaid severance benefits by fifty percent (50%).

Section 4.  Time Of Payment And Form Of Benefit.

The Company reserves the right to determine whether severance benefits under the Plan, if any, shall be paid in a single sum, in installments, or in any other form and to choose the timing of such payments; provided, however, that in the event that any of the benefits payable under the Plan to an Eligible Employee are determined by the Plan Administrator to constitute deferred compensation subject to Section 409A(a)(2)(B)(i) of the Internal Revenue Code of 1986 (the "Code"), as amended, then the amount of such benefits so determined shall be payable to such Eligible Employee in a manner that complies with the requirements of Section 409A, which may include, without limitation, deferring the payment of such benefits for six (6) months after such Eligible Employee's date of termination, provided, further, however, that nothing in this paragraph shall require the payment of benefits to such Eligible Employee earlier than they would otherwise be payable under this Plan. All such payments under the Plan will be subject to applicable withholding for federal, state and local taxes. If an Eligible Employee is indebted to the Company at his or her termination date, the Company reserves the right to offset any severance payments under the Plan by the amount of such indebtedness. In no event shall payment of any Plan benefit be made prior to the Eligible Employee's termination date or prior to the effective date of the release described in Section 2(a)(3).

Section 5.  Reemployment.

In the event of an Eligible Employee's reemployment by the Company as an employee or return to service with the Company as an independent contractor during the period of time in respect of which severance benefits pursuant to Sections 3(a) and 3(b) have been paid, the Company, in its sole and absolute discretion, may require such Eligible Employee to repay to the Company all or a portion of such severance benefits as a condition of reemployment or resumption of service.

Section 6.  Right To Interpret Plan; Amendment and Termination, Limitations of Benefits.

(a)  Exclusive Discretion. The Plan Administrator shall have the exclusive discretion and authority to establish rules, forms, and procedures for the administration of the Plan and to construe and interpret the Plan and to decide any and all questions of fact, interpretation, definition, computation or administration arising in connection with the operation of the Plan, including, but not limited to, the eligibility to participate in the Plan and amount of benefits paid under the Plan. The rules, interpretations, computations and other actions of the Plan Administrator shall be binding and conclusive on all persons.

(b)  Amendment or Termination. The Company reserves the right to amend or terminate this Plan (including Appendix 1) or the benefits provided hereunder at any time; provided, however, that no such amendment or termination shall affect the right to any unpaid benefit of any Eligible Employee whose termination date has occurred prior to amendment or termination of the Plan. Any action amending or terminating the Plan shall be in writing and executed by the Chief Executive Officer or other Executive Vice President of the Company as authorized in writing by the Chief Executive Officer.

(c)      Section 280G Parachute Payments. If any payment or benefit an Eligible Employee would receive pursuant to a Change of Control from the Company or otherwise ("Payment") would (i) constitute a "parachute payment" within the meaning of Section 280G of the Code, and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the "Excise Tax"), then such Payment shall be equal to the Reduced Amount. The "Reduced Amount" shall be either (x) the largest portion of the Payment that would result in no portion of the Payment being subject to the Excise Tax or (y) the largest portion, up to and including the total, of the Payment, whichever amount, after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in the Eligible Employee's receipt, on an after-tax basis, of the greater amount of the Payment notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. If a reduction in payments or benefits constituting "parachute payments" is necessary so that the Payment equals the Reduced Amount, reduction shall occur in the following order unless the Eligible Employee elects in writing a different order (provided, however, that such election shall be subject to Company approval if made on or after the date on which the event that triggers the Payment occurs): reduction of cash payments; cancellation of accelerated vesting of stock awards; reduction of employee benefits. In the event that acceleration of vesting of stock award compensation is to be reduced, such acceleration of vesting shall be cancelled in the reverse order of the date of grant of the Eligible Employee's stock awards unless the Eligible Employee elects in writing a different order for cancellation.

The accounting firm engaged by the Company for general audit purposes as of the day prior to the effective date of the Change of Control shall perform the foregoing calculations. If the accounting firm so engaged by the Company is serving as accountant or auditor for the individual, entity or group effecting the Change of Control, the Company shall appoint a nationally recognized accounting firm to make the determinations required hereunder. The Company shall bear all expenses with respect to the determinations by such accounting firm required to be made hereunder.

The accounting firm engaged to make the determinations hereunder shall provide its calculations, together with detailed supporting documentation, to the Company and the Eligible Employee within fifteen (15) calendar days after the date on which the Eligible Employee's right to a Payment is triggered (if requested at that time by the Company or the Eligible Employee) or such other time as requested by the Company or the Eligible Employee. If the accounting firm determines that no Excise Tax is payable with respect to a Payment, either before or after the application of the Reduced Amount, it shall furnish the Company and the Eligible Employee with an opinion reasonably acceptable to the Eligible Employee that no Excise Tax will be imposed with respect to such Payment. Any good faith determinations of the accounting firm made hereunder shall be final, binding and conclusive upon the Company and the Eligible Employee.

Section 7.  No Implied Employment Contract.

The Plan shall not be deemed (i) to give any employee or other person any right to be retained in the employ of the Company or (ii) to interfere with the right of the Company to discharge any employee or other person at any time, with or without cause, which right is hereby reserved.

Section 8.  Legal Construction.

This Plan is intended to be governed by and shall be construed in accordance with the Employee Retirement Income Security Act of 1974 ("ERISA") and, to the extent not preempted by ERISA, the laws of the State of California.

Section 9.  Claims, Inquiries And Appeals, Limitations of Benefits

(a)  Applications for Benefits and Inquiries. Any application for benefits, inquiries about the Plan or inquiries about present or future rights under the Plan must be submitted to the Plan Administrator in writing by an applicant (or his or her authorized representative). The Plan Administrator is:

BroadVision, Inc.
1600 Seaport Blvd.,
5th Floor, North Bldg.
Redwood City, CA 94063

(b)  Denial of Claims. In the event that any application for benefits is denied in whole or in part, the Plan Administrator must provide the applicant with written or electronic notice of the denial of the application, and of the applicant's right to review the denial. Any electronic notice will comply with the regulations of the U.S. Department of Labor. The notice of denial will be set forth in a manner designed to be understood by the applicant and will include the following:

(i)   the specific reason or reasons for the denial;

(ii)  references to the specific Plan provisions upon which the denial is based;

(iii)     a description of any additional information or material that the Plan Administrator needs to complete the review and an explanation of why such information or material is necessary; and

(iv)     an explanation of the Plan's review procedures and the time limits applicable to such procedures, including a statement of the applicant's right to bring a civil action under section 502(a) of ERISA following a denial on review of the claim, as described in Section 9(d) below.

This notice of denial will be given to the applicant within ninety (90) days after the Plan Administrator receives the application, unless special circumstances require an extension of time, in which case, the Plan Administrator has up to an additional ninety (90) days for processing the application. If an extension of time for processing is required, written notice of the extension will be furnished to the applicant before the end of the initial ninety (90) day period.

This notice of extension will describe the special circumstances necessitating the additional time and the date by which the Plan Administrator is to render its decision on the application.

(c)  Request for a Review. Any person (or that person's authorized representative) for whom an application for benefits is denied, in whole or in part, may appeal the denial by submitting a request for a review to the Plan Administrator within sixty (60) days after the application is denied. A request for a review shall be in writing and shall be addressed to:

BroadVision, Inc.
1600 Seaport Blvd.,
5th Floor, North Bldg.
Redwood City, CA 94063

A request for review must set forth all of the grounds on which it is based, all facts in support of the request and any other matters that the applicant feels are pertinent. The applicant (or his or her representative) shall have the opportunity to submit (or the Plan Administrator may require the applicant to submit) written comments, documents, records, and other information relating to his or her claim. The applicant (or his or her representative) shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to his or her claim. The review shall take into account all comments, documents, records and other information submitted by the applicant (or his or her representative) relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

(d)  Decision on Review. The Plan Administrator will act on each request for review within sixty (60) days after receipt of the request, unless special circumstances require an extension of time (not to exceed an additional sixty (60) days), for processing the request for a review. If an extension for review is required, written notice of the extension will be furnished to the applicant within the initial sixty (60) day period. This notice of extension will describe the special circumstances necessitating the additional time and the date by which the Plan Administrator is to render its decision on the review. The Plan Administrator will give prompt, written or electronic notice of its decision to the applicant. Any electronic notice will comply with the regulations of the U.S. Department of Labor. In the event that the Plan Administrator confirms the denial of the application for benefits in whole or in part, the notice will set forth, in a manner calculated to be understood by the applicant, the following:

(i)       the specific reason or reasons for the denial;

(ii)  references to the specific Plan provisions upon which the denial is based;

(iii)     a statement that the applicant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to his or her claim; and

(iv)     a statement of the applicant's right to bring a civil action under section 502(a) of ERISA.

(e)  Rules and Procedures. The Plan Administrator will establish rules and procedures, consistent with the Plan and with ERISA, as necessary and appropriate in carrying out its responsibilities in reviewing benefit claims. The Plan Administrator may require an applicant who wishes to submit additional information in connection with an appeal from the denial of benefits to do so at the applicant's own expense.

(f)  Exhaustion of Remedies. No legal action for benefits under the Plan may be brought until the claimant (i) has submitted a written application for benefits in accordance with the procedures described by Section 9(a) above, (ii) has been notified by the Plan Administrator that the application is denied, (iii) has filed a written request for a review of the application in accordance with the appeal procedure described in Section 9(c) above, and (iv) has been notified that the Plan Administrator has denied the appeal. Notwithstanding the foregoing, if the Plan Administrator does not respond to a Participant's claim or appeal within the relevant time limits specified in this Section 9, the Participant may bring legal action for benefits under the Plan pursuant to Section 502(a) of ERISA.

Section 10.  Basis Of Payments To And From Plan.

All benefits under the Plan shall be paid by the Company. The Plan shall be unfunded, and benefits hereunder shall be paid only from the general assets of the Company.

Section 11.  Other Plan Information.

(a)  Employer and Plan Identification Numbers. The Employer Identification Number assigned to the Company (which is the "Plan Sponsor" as that term is used in ERISA) by the Internal Revenue Service is 94-3184304. The Plan Number assigned to the Plan by the Plan Sponsor pursuant to the instructions of the Internal Revenue Service is 511.

(b)  Ending Date for Plan's Fiscal Year. The date of the end of the fiscal year for the purpose of maintaining the Plan's records is December 31.

(c)  Agent for the Service of Legal Process. The agent for the service of legal process with respect to the Plan is:

BroadVision, Inc.
1600 Seaport Blvd.,
5th Floor, North Bldg.
Redwood City, CA 94063

(d)  Plan Sponsor and Administrator. The "Plan Sponsor" and the "Plan Administrator" of the Plan is:

BroadVision, Inc.
1600 Seaport Blvd.,
5th Floor, North Bldg.
Redwood City, CA 94063

The Plan Sponsor's and Plan Administrator's telephone number is (650) 331-1000. The Plan Administrator is the named fiduciary charged with the responsibility for administering the Plan.

Section 12.  Statement Of ERISA Rights.

Participants in this Plan (which is a welfare benefit plan sponsored by BroadVision, Inc.) are entitled to certain rights and protections under ERISA. If you are an Eligible Employee, you are considered a participant in the Plan and, under ERISA, you are entitled to:

Receive Information About Your Plan and Benefits
(a)  Examine, without charge, at the Plan Administrator's office and at other specified locations, such as worksites, all documents governing the Plan and a copy of the latest annual report (Form 5500 Series) filed by the Plan (note: the Plan currently is not subject to the requirement of filing such an annual report) with the U.S. Department of Labor and available at the Public Disclosure Room of the Employee Benefit Security Administration;

(b)  Obtain, upon written request to the Plan Administrator, copies of documents governing the operation of the Plan and copies of the latest annual report (Form 5500 Series) (note: the Plan currently is not subject to the requirement of filing such an annual report) and an updated (as necessary) Summary Plan Description. The Administrator may make a reasonable charge for the copies; and

(c)  Receive a summary of the Plan's annual financial report (note: the Plan currently is not subject to the requirement of providing a summary annual report). The Plan Administrator is required by law to furnish each participant with a copy of this summary annual report.

Prudent Actions by Plan Fiduciaries

In addition to creating rights for Plan participants, ERISA imposes duties upon the people who are responsible for the operation of the employee benefit plan. The people who operate the Plan, called "fiduciaries" of the Plan, have a duty to do so prudently and in the interest of you and other Plan participants and beneficiaries. No one, including your employer, your union or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a Plan benefit or exercising your rights under ERISA.

Enforce Your Rights

If your claim for a Plan benefit is denied or ignored, in whole or in part, you have a right to know why this was done, to obtain copies of documents relating to the decision without charge, and to appeal any denial, all within certain time schedules.

Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request a copy of Plan documents or the latest annual report from the Plan (note: the Plan currently is not subject to the requirement of filing such an annual report) and do not receive them within 30 days, you may file suit in a Federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay you up to $110 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Administrator.

If you have a claim for benefits which is denied or ignored, in whole or in part, you may file suit in a state or Federal court. In addition, if you disagree with the Plan's decision or lack thereof concerning the qualified status of a domestic relations order or a medical child support order, you may file suit in Federal court.

If it should happen that Plan fiduciaries misuse the Plan's money, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a Federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees, for example, if it finds your claim is frivolous.

Assistance with Your Questions

If you have any questions about the Plan, you should contact the Plan Administrator. If you have any questions about this statement or about your rights under ERISA, or if you need assistance in obtaining documents from the Plan Administrator, you should contact the nearest office of the Employee Benefit Security Administration, U.S. Department of Labor, listed in your telephone directory or the Division of Technical Assistance and Inquiries, Employee Benefit Security Administration, U.S. Department of Labor, 200 Constitution Avenue N.W., Washington, D.C. 20210. You may also obtain certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Employee Benefit Security Administration.

Section 13.  Execution.

To record the adoption of the Plan as set forth herein, effective as of March 26, 2007, BroadVision, Inc. has caused its duly authorized officer to execute the same as of March 26, 2007.

BroadVision, Inc.

By: /s/ Pehong Chen
       Pehong Chen, Chairman, CEO,
       President and Interim CFO

Exhibit A

RELEASE AGREEMENT ("RELEASE")

I understand and agree completely to the terms set forth in the BroadVision, Inc. Severance Benefit Plan (the "Plan").

I understand that this Release, together with the Plan, constitutes the complete, final and exclusive embodiment of the entire agreement between the Company and me with regard to the subject matter hereof. I am not relying on any promise or representation by the Company that is not expressly stated therein. Certain capitalized terms used in this Release are defined in the Plan.

I hereby confirm my obligations under the Company's proprietary information and inventions agreement.

I hereby represent that I have been paid all compensation owed and for all hours worked, have received all the leave and leave benefits and protections for which I am eligible, pursuant to the Family and Medical Leave Act or otherwise, and have not suffered any on-the-job injury for which I have not already filed a claim.

In exchange for the consideration provided to me by this Release that I am not otherwise entitled to receive, I hereby generally and completely release the Company and its current and former directors, officers, employees, shareholders, partners, agents, attorneys, predecessors, successors, parent and subsidiary entities, insurers, affiliates, and assigns from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring prior to my signing this Release. This general release includes, but is not limited to: (a) all claims arising out of or in any way related to my employment with the Company or the termination of that employment; (b) all claims related to my compensation or benefits from the Company, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company; (c) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (d) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (e) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys' fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990, the federal Age Discrimination in Employment Act of 1967 (as amended) ("ADEA"), and the California Fair Employment and Housing Act (as amended). Nothing in this Release shall prevent me from challenging this Release by filing, cooperating with, or participating in any proceeding before the Equal Employment Opportunity Commission, the Department of Labor, or the California Department of Fair Employment and Housing, except that I hereby acknowledge and agree that I shall not recover any monetary benefits in connection with any challenge to my Release.

I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the ADEA ("ADEA Waiver"). I also acknowledge that the consideration given for the ADEA Waiver is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (a) my ADEA Waiver does not apply to any rights or claims that arise after the date I sign this Release; (b) I should consult with an attorney prior to signing this Release; (c) I have twenty-one (21) days to consider this Release (although I may choose to voluntarily sign it sooner); (d) I have seven (7) days following the date I sign this Release to revoke the ADEA Waiver; and (e) the ADEA Waiver will not be effective until the date upon which the revocation period has expired unexercised, which will be the eighth day after I sign this Release.

I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: "A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor."  I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any claims hereunder.

I acknowledge that to become effective, I must sign and return this Release to the Company so that it is received not later than twenty-one (21) days following the date it is provided to me.

Employee

Name:

Date:

Exhibit B

RELEASE AGREEMENT ("RELEASE")

I understand and agree completely to the terms set forth in the BroadVision, Inc. Severance Benefit Plan (the "Plan").

I understand that this Release, together with the Plan, constitutes the complete, final and exclusive embodiment of the entire agreement between the Company and me with regard to the subject matter hereof. I am not relying on any promise or representation by the Company that is not expressly stated therein. Certain capitalized terms used in this Release are defined in the Plan.

I hereby confirm my obligations under the Company's proprietary information and inventions agreement.

I hereby represent that I have been paid all compensation owed and for all hours worked, have received all the leave and leave benefits and protections for which I am eligible, pursuant to the Family and Medical Leave Act or otherwise, and have not suffered any on-the-job injury for which I have not already filed a claim.

Except as otherwise set forth in this Release, I hereby generally and completely release the Company and its current and former directors, officers, employees, shareholders, partners, agents, attorneys, predecessors, successors, parent and subsidiary entities, insurers, affiliates, and assigns from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring prior to my signing this Release. This general release includes, but is not limited to: (a) all claims arising out of or in any way related to my employment with the Company or the termination of that employment; (b) all claims related to my compensation or benefits from the Company, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company; (c) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (d) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (e) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys' fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990, the federal Age Discrimination in Employment Act of 1967 (as amended) ("ADEA"), and the California Fair Employment and Housing Act (as amended). Nothing in this Release shall prevent me from challenging this Release by filing, cooperating with, or participating in any proceeding before the Equal Employment Opportunity Commission, the Department of Labor, or the California Department of Fair Employment and Housing, except that I hereby acknowledge and agree that I shall not recover any monetary benefits in connection with any challenge to my Release.

I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the ADEA ("ADEA Waiver"). I also acknowledge that the consideration given for the ADEA Waiver is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (a) my ADEA Waiver does not apply to any rights or claims that arise after the date I sign this Release; (b) I should consult with an attorney prior to signing this Release; (c) I have forty-five (45) days to consider this Release (although I may choose to voluntarily sign it sooner); (d) I have seven (7) days following the date I sign this Release to revoke the ADEA Waiver; and (e) the ADEA Waiver will not be effective until the date upon which the revocation period has expired unexercised, which will be the eighth day after I sign this Release.

I have received with this Release a written disclosure of all of the information required by the ADEA, including without limitation a detailed list of the job titles and ages of all employees who were terminated in this group termination and the ages of all employees of the Company in the same job classification or organizational unit who were not terminated, along with information on the eligibility factors used to select employees for the group termination and any time limits applicable to this group termination program.

I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: "A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor." I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any claims hereunder.

I acknowledge that to become effective, I must sign and return this Release to the Company so that it is received not later than forty-five (45) days following the date this Release and the ADEA disclosure form is provided to me.

Employee

Name:

Date:

Exhibit C

RELEASE AGREEMENT ("RELEASE")

I understand and agree completely to the terms set forth in the BroadVision, Inc. Severance Benefit Plan (the "Plan").

I understand that this Release, together with the Plan, constitutes the complete, final and exclusive embodiment of the entire agreement between the Company and me with regard to the subject matter hereof. I am not relying on any promise or representation by the Company that is not expressly stated therein. Certain capitalized terms used in this Release are defined in the Plan.

I hereby confirm my obligations under the Company's proprietary information and inventions agreement.

I hereby represent that I have been paid all compensation owed and for all hours worked, have received all the leave and leave benefits and protections for which I am eligible, pursuant to the Family and Medical Leave Act or otherwise, and have not suffered any on-the-job injury for which I have not already filed a claim.

In exchange for the consideration provided to me by this Release that I am not otherwise entitled to receive, I hereby generally and completely release the Company and its current and former directors, officers, employees, shareholders, partners, agents, attorneys, predecessors, successors, parent and subsidiary entities, insurers, affiliates, and assigns from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring prior to my signing this Release. This general release includes, but is not limited to: (a) all claims arising out of or in any way related to my employment with the Company or the termination of that employment; (b) all claims related to my compensation or benefits from the Company, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company; (c) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (d) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (e) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys' fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990, and the California Fair Employment and Housing Act (as amended). Nothing in this Release shall prevent me from challenging this Release by filing, cooperating with, or participating in any proceeding before the Equal Employment Opportunity Commission, the Department of Labor, or the California Department of Fair Employment and Housing, except that I hereby acknowledge and agree that I shall not recover any monetary benefits in connection with any challenge to my Release.

I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: "A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor." I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any claims hereunder.

I acknowledge that to become effective, I must sign and return this Release to the Company so that it is received not later than fourteen (14) days following the date it is provided to me.

Employee

Name:

Date:

APPENDIX 1

BROADVISION, INC.
SEVERANCE BENEFIT PLAN

Severance benefits provided to Eligible Employees under the BroadVision, Inc. Severance Benefit Plan (the "Plan") are as set forth below.

A. Eligible Employees Involuntarily Terminated Without Cause, No Change of Control. Pursuant to Section 3(a) of the Plan, each Eligible Employee subject to an Involuntary Termination Without Cause, except where such termination is a result of a Change of Control, shall receive the following:

1.  Cash Severance Benefits. Designated Eligible Employees shall receive a cash severance benefit in accordance with the Company's then current payroll practices as follows:

EMPLOYEE DESIGNATION	BASE	ACCRUAL/YR	MAXIMUM
CEO	6.00 Mo.	1.00 Mo/Yr.	12.00 Mo.
EVP	3.00 Mo.	0.50 Mo/Yr.	6.00 Mo.
SVP	2.00 Mo.	0.50 Mo/Yr.	5.00 Mo.
VP	1.00 Mo.	0.50 Mo/Yr.	4.00 Mo.
Director	0.50 Mo.	0.42 Mo./Yr.	3.00 Mo.
Manager	0.50 Mo.	0.25 Mo./Yr.	2.00 Mo.
Employee	0.50 Mo.	0.08 Mo./Yr.	1.00 Mo.

For the purposes of the table above:

EMPLOYEE DESIGNATION equals the Eligible Employee's highest official title granted by the Company.

BASE is equal to the number of months of Base Salary the Eligible Employee shall accrue under the Plan as a cash severance benefit upon completion of one year of continuous employment with the Company.

ACCRUAL/YR is equal to the number of months of additional Base Salary that the Eligible Employee will accrue under the Plan for each additional full year of completed continuous employment with the Company subsequent to the first year of continuous employment with the Company.

MAXIMUM is equal to the maximum number of months of Base Salary that the Eligible Employee will be entitled to accrue as a cash severance benefit under the Plan regardless of the Eligible Employee's total number of years of continuous employment with the Company.

Partial months of employment shall not be taken into account in calculating the amount of any such severance benefit nor shall service provided as an independent contractor or as an employee of an entity or other business unit prior to such entity's or other business unit's acquisition by the Company or an affiliate of the Company be taken into account in calculating the amount of any severance benefit. A break in continuous employment of whatever duration shall cause the loss of all completed months of continuous employment prior to such break.

For purposes of calculating Plan benefits under this Section 1, "Base Salary" shall mean the Eligible Employee's base pay (excluding incentive pay, premium pay, commissions, overtime, bonuses, profit sharing and any and all other forms of variable compensation), at the rate in effect during the last regularly scheduled payroll period immediately preceding the Eligible Employee's termination date. No Eligible Employee shall be entitled to receive more than 12 months of Base Salary under the Plan.

2.  Additional Severance Benefits. With respect to an Eligible Employee who is enrolled in a health, dental, or vision plan sponsored by the Company and who elects to continue coverage under such health, dental, or vision plan (or to convert to an individual policy), at the time of the Eligible Employee's termination of employment, the Company shall pay the portion of premiums for the Eligible Employee's health, dental and/or vision plan coverage, including coverage for the Eligible Employee's eligible dependents, that the Company paid prior to the Eligible Employee's termination of employment for the same number of months as such Eligible Employee is entitled to receive cash severance benefits as set forth in Section 1, above.

3.  COBRA Continuation Coverage. Each Eligible Employee who is enrolled in a health, dental, or vision plan sponsored by the Company may be eligible to continue coverage under such health, dental, or vision plan (or to convert to an individual policy) at the time of the Eligible Employee's termination of employment under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"). The Company will notify the Eligible Employee of any such right to continue such coverage at the time of termination pursuant to COBRA. No provision of this Plan will affect the continuation coverage rules under COBRA, except that the Company's payment, if any, of applicable insurance premiums pursuant to Section 2, above, will be credited as payment by the Eligible Employee for purposes of the Eligible Employee's payment required under COBRA. Therefore, the period during which an Eligible Employee may elect to continue the Company's health, dental, or vision plan coverage at his or her own expense under COBRA, the length of time during which COBRA coverage will be made available to the Eligible Employee, and all other rights and obligations of the Eligible Employee under COBRA (except the obligation to pay insurance premiums pursuant to Section 2, above) will be applied in the same manner that such rules would apply in the absence of this Plan. Following the expiration of the period that the Company is obligated to pay an Eligible Employee's insurance premiums pursuant to Section 2 following the Eligible Employee's termination of employment, the Eligible Employee will be responsible for the entire payment of premiums required under COBRA for the duration of the COBRA period. For purposes of this Section 3, (i) references to COBRA shall be deemed to refer also to analogous provisions of state law and (ii) any applicable insurance premiums that are paid by the Company shall not include any amounts payable by an Eligible Employee under an Internal Revenue Code Section 125 health care reimbursement plan, which amounts, if any, are the sole responsibility of the Eligible Employee.

4.  Other Employee Benefits. All other benefits (such as life insurance, disability coverage, and pension plan coverage) terminate as of the Eligible Employee's termination date (except to the extent that a conversion privilege may be available thereunder).

5.  Reductions Pursuant to Section 3(c) of the Plan. The severance benefits set forth in this Appendix 1 are subject to certain reductions under Section 3(c) of the Plan.

B. Eligible Employees Terminated Due to a Change of Control. There are three (3) categories of Eligible Employees covered in a Change of Control situation: Level I, Level II and Level III as hereinafter defined. Level I Eligible Employees are defined as those Company Executive Officers designated by the Compensation Committee as Level I Eligible Employees. Level II Eligible Employees are defined as those Non-Executive Company Officers designated by the CEO as Level II Eligible Employees who report directly to the CEO. Level III Eligible Employees are defined as those Non-Executive Company Officers and Department Managers designated by the CEO as Level III Eligible Employees who report either directly to the CEO or to Level II Eligible Employees. Designated Level I, II and III employees/positions covered under the Plan are set forth in the spreadsheet attached hereto as Appendix 3 together with detailed analysis of current status.

Pursuant to Section 3(a) of the Plan, each Level I, Level II and Level III Eligible Employee subject to an Involuntary Termination Without Cause or Constructive Termination within 1 month prior to or 24 months following a Change of Control shall receive the following:

1.	Cash Severance Payment. Level I, Level II and Level III Eligible Employees shall be entitled to cash severance payments up the Maximums set forth in the table below.

EMPLOYEE DESIGNATION	BASE	ACCRUAL/YR	MAXIMUM
CEO	6.00 Mo.	1.00 Mo/Yr.	12.00 Mo.
EVP	3.00 Mo.	0.50 Mo/Yr.	6.00 Mo.
SVP	2.00 Mo.	0.50 Mo/Yr.	5.00 Mo.
VP	1.00 Mo.	0.50 Mo/Yr.	4.00 Mo.
Director	0.50 Mo.	0.42 Mo./Yr.	3.00 Mo.
Manager	0.50 Mo.	0.25 Mo./Yr.	2.00 Mo.
Employee	0.50 Mo.	0.08 Mo./Yr.	1.00 Mo.

For the purposes of the table above:

BASE is equal to the number of months of Base Salary the Eligible Employee shall accrue under the Plan as a cash severance benefit upon completion of one year of continuous employment with the Company.

ACCELERATOR is equal to the number of months of additional Base Salary that the Eligible Employee will accrue under the Plan for each additional full year of completed continuous employment with the Company subsequent to the first year of continuous employment with the Company.

MAXIMUM YEARS is equal to the maximum number of years that the ACCELERATOR will be applied under the Plan regardless of the number of years of actual continuous employment with the Company.

MAXIMUM MONTHS is equal to the maximum number of months of Base Salary that the Eligible Employee will be entitled to accrue as a cash severance benefit under the Plan regardless of the Eligible Employee's total number of years of continuous employment with the Company.

Partial months of employment shall not be taken into account in calculating the amount of any such severance benefit nor shall service provided as an independent contractor or as an employee of an entity or other business unit prior to such entity's or other business unit's acquisition by the Company or an affiliate of the Company be taken into account in calculating the amount of any severance benefit. A break in continuous employment of whatever duration shall cause the loss of all completed months of continuous employment prior to such break.

For purposes of calculating Plan benefits under this Section 2, "Base Salary" shall mean the Eligible Employee's base pay (excluding incentive pay, premium pay, commissions, overtime, bonuses, profit sharing and any and all other forms of variable compensation), at the rate in effect during the last regularly scheduled payroll period immediately preceding the Eligible Employee's Change of Control termination. No Eligible Employee shall be entitled to receive more than 24 months of Base Salary under the Plan for a Change of Control termination.

2.
Additional Severance Benefits. With respect to an Eligible Employee who is enrolled in a health, dental, or vision plan sponsored by the Company and who elects to continue coverage under such health, dental, or vision plan (or to convert to an individual policy), at the time of the Eligible Employee's termination of employment, the Company shall pay the portion of premiums for the Eligible Employee's health, dental and/or vision plan coverage, including coverage for the Eligible Employee's eligible dependents, that the Company paid prior to the Eligible Employee's termination of employment as follows: Level I shall receive a continuation of benefits (as in effect immediately prior to termination) for up to a maximum of 24 months; Level II shall receive continuation of benefits (as in effect immediately prior to termination) for up to a maximum of 15 months; Level III shall receive continuation of benefits (as in effect immediately prior to termination) for up to a maximum of 9 months. Designated Level I, II and III Eligible Employees benefit status is set forth in the spreadsheet attached hereto as Appendix 3.

EMPLOYEE LEVEL	BASE (NUMBER OF MO. BASE SALARY AFTER 1 YEAR TENURE)	ACCELERATOR (NUMBER OF MO. BASE SALARY ACCRUED PER EACH YR. OF ADDITIONAL TENURE	MAXIMUM YEARS TENURE ACCELERATOR APPLIED	MAXIMUM MONTHS BASE SALARY ACCRUAL ALLOWED
Level I	9	1.25	12	24
Level II	6	1.00	9	15
Level III	3	0.75	8	9

3.
Stock Option Accelerated Vesting. The vesting and exercisability of unvested stock options held by an Eligible Employee that are outstanding as of the Eligible Employee's termination date, beginning with the earliest unvested installments, shall be accelerated in the following percentages:

EMPLOYEE LEVEL	BASE (PERCENTAGE OF UNVESTED STOCK OPTIONS ACCELERATED AFTER 1 YEAR TENURE)	ACCELERATOR (PERCENTAGE OF UNVESTED STOCK OPTIONS ACCELERATED PER EACH YR. OF ADDITIONAL TENURE)	MAXIMUM (TOTAL % OF UNVESTED STOCK OPTIONS ALLOWED TO BE ACCELERATED)
Level I	30%	7.8%	100%
Level II	25%	6.1%	80%
Level III	20%	4.4%	60%

Partial months of employment shall not be taken into account in calculating the amount of any such accelerated vesting nor shall service provided as an independent contractor or as an employee of an entity or other business unit prior to such entity's or other business unit's acquisition by the Company or an affiliate of the Company be taken into account in calculating the amount of any accelerated vesting. A break in continuous employment of whatever duration shall cause the loss of all completed months of continuous employment prior to such break.

Designated Level I, II and III Eligible Employees current stock option vesting status is set forth in the spreadsheet attached hereto as Appendix 3.

4.
COBRA Continuation Coverage. Each Eligible Employee who is enrolled in a health, dental, or vision plan sponsored by the Company may be eligible to continue coverage under such health, dental, or vision plan (or to convert to an individual policy), at the time of the Eligible Employee's termination of employment, under COBRA. The Company will notify the Eligible Employee of any such right to continue such coverage at the time of termination pursuant to COBRA. No provision of this Plan will affect the continuation coverage rules under COBRA, except that the Company's payment, if any, of applicable insurance premiums pursuant to Section 2, above, will be credited as payment by the Eligible Employee for purposes of the Eligible Employee's payment required under COBRA. Therefore, the period during which an Eligible Employee may elect to continue the Company's health, dental, or vision plan coverage at his or her own expense under COBRA, the length of time during which COBRA coverage will be made available to the Eligible Employee, and all other rights and obligations of the Eligible Employee under COBRA (except the obligation to pay insurance premiums pursuant to Section 2, above) will be applied in the same manner that such rules would apply in the absence of this Plan. Following the expiration of the period that the Company is obligated to pay an Eligible Employee's insurance premiums pursuant to Section 2 following the Eligible Employee's termination of employment, the Eligible Employee will be responsible for the entire payment of premiums required under COBRA for the duration of the COBRA period. For purposes of this Section 4, (i) references to COBRA shall be deemed to refer also to analogous provisions of state law and (ii) any applicable insurance premiums that are paid by the Company shall not include any amounts payable by an Eligible Employee under an Internal Revenue Code Section 125 health care reimbursement plan, which amounts, if any, are the sole responsibility of the Eligible Employee.

5.
Other Employee Benefits. All other benefits (such as life insurance, disability coverage, and pension plan coverage) terminate as of the Eligible Employee's termination date (except to the extent that a conversion privilege may be available thereunder).

6.	Reductions Pursuant to Section 3(c) of the Plan. The severance benefits set forth in this Appendix 1 are subject to certain reductions under Section 3(c) of the Plan.

The foregoing severance benefits are subject to such change as the Company, pursuant to Section 3(a) of the Plan, may determine in its sole and absolute discretion. Any such change in severance benefits shall be set forth in a revised version of this Appendix 1.

Appendix 1 Adopted: March 26, 2007

BroadVision, Inc.

By: /s/ Pehong Chen
                                    Pehong Chen
Title: Chairman, CEO, President and Interim CFO

APPENDIX 2

EXPLANATION OF BETTER AFTER TAX RESULT PROVISION

A "better after tax result" provision permits an Eligible Employee to receive the full amount of his or her benefits following a Change of Control unless a reduction in such benefits would yield a greater total benefit for the Eligible Employee, taking into account all applicable taxes including the golden parachute payment excise tax. Therefore, the following two calculations are done:

1.
Assuming receipt of the full amount of the benefits the Eligible Employee is entitled to receive pursuant to the Plan, a calculation is run to determine whether an excess parachute payment is triggered, the amount of any excise tax, and the after tax benefit to the Eligible Employee.

2.
A calculation is run to determine to what extent the Eligible Employee's benefits would need to be cut back in order to avoid the imposition of the excise tax and the amount of the after tax benefit to the Eligible Employee following the cut back.

The Eligible Employee receives the larger of the two possible after tax benefit amounts, either the cut back amount (which avoids the imposition of the excise tax) or the unreduced amount (which is subject to the excise tax).

Example 1: Assume the Eligible Employee's average annual compensation paid by the Company over the last five years is $300,000. Assume further that upon an Involuntary Termination without Cause following a Change of Control, the Eligible Employee would receive $5,000 in insurance benefits, $225,000 in severance payments, and $674,000 in stock option acceleration valued in accordance with IRS proposed regulations. Assume further that the Eligible Employee has a marginal income tax rate of 50%. In this example, the Eligible Employee's benefits payable pursuant to the Change of Control Severance Benefit Plan have a value, for purposes of the 20% excise tax under Section 4999 of the Code, of $904,000. Because $904,000 equals or exceeds three times the Eligible Employee's average annual compensation ($900,000), the Eligible Employee is subject to the 20% excise tax under Section 4999 of the Code. In the absence of the better after tax results provision, upon receipt of the benefits described above, the Eligible Employee would pay income tax on the severance payment equal to $112,500 (50% x $225,000) and excise tax of $120,800 (20% x ($904,000 - $300,000)). (The excise tax is paid on the excess of the value of payments and benefits triggered by the Change of Control less the Eligible Employee's average annual compensation.)

However, if effect were given to a better after tax results provision, the Eligible Employee's benefit would be cut back to provide the Eligible Employee with greater after tax benefits as follows: Instead of receiving $5,000 in health insurance benefits, the Eligible Employee would receive $999 in health insurance benefits. As a result of the reduction in health insurance benefits, the Eligible Employee's benefits payable pursuant to the Change of Control Severance Benefit Plan would have a value for excise tax purposes of $899,999, which would not equal or exceed three times the Eligible Employee's average annual compensation and the Eligible Employee would not be subject to the 20% excise tax. In this example, the $4,001 cut back of health insurance benefits payable to the Eligible Employee saved $120,800 in excise tax. It also would be possible to reduce cash severance, instead of health benefits, by the same amount and achieve the same result.

Example 2: Assume the same facts as in Example 1, but the value of the severance payments due to the Eligible Employee is $700,000 instead of $225,000. In this example, the Eligible Employee's benefits payable pursuant to the Change of Control Severance Benefit Plan are valued for excise tax purposes at $1,379,000. Because $1,379,000 equals or exceeds three times the Eligible Employee's average annual compensation of $900,000, the Eligible Employee is subject to the 20% excise tax of $215,800 (20% x ($1,379,000 - $300,000)). If the Eligible Employee's benefits were cut back, the Eligible Employee would avoid the $215,800 excise tax but also would forfeit $5,000 in health insurance benefits and $474,001 in severance payments. Pursuant to the better after tax results provision, the Eligible Employee would receive all of the benefits payable under the Change of Control Severance Benefit Plan and pay the excise tax because that will put the Eligible Employee in a better after tax position.

APPENDIX 3

CHANGE OF CONTROL DESIGNATED ELIGIBLE EMPLOYEES

SEVERANCE BENEFITS

[insert spreadsheet]